Exhibit 10.1

Execution Copy

INTER-CREDITOR AGREEMENT

THIS AGREEMENT dated the 1st day of June, 2004

A M O N G:

CONGRESS FINANCIAL CORPORATION (CANADA), a corporation incorporated pursuant to the laws of the Province of Ontario, having a place of business at 141 Adelaide Street West, Suite 1500, Toronto, Ontario, M5H 3L9, (Fax # (416) 364-6068)

(hereinafter called “Congress Canada”)

OF THE FIRST PART

- and -

CONGRESS FINANCIAL CORPORATION (CENTRAL), a corporation incorporated pursuant to the laws of the State of Illinois, having a place of business at 150 South Wacker Drive, Chicago, Illinois, 60606, (Fax # (312) 332-0424)

(hereinafter called “Congress US”)

OF THE SECOND PART

- and -

THE BANK OF NOVA SCOTIA, a Canadian chartered bank, having its head office at 44 King Street West, 14th Floor, Toronto, Ontario M5H 1H1, (Fax # (416) 866-5991)

(hereinafter called “BNS”)

OF THE THIRD PART

- and -

GENERAL ELECTRIC CAPITAL CORPORATION, a corporation incorporated under the laws of Delaware and having a place of business at 260 Longbridge Rd., Stanford, Connecticut, 06927, (Fax # (312)441-7030)

(hereinafter called “GECC”)

OF THE FOURTH PART

- and -

LEHMAN COMMERCIAL PAPER INC., a corporation incorporated under the laws of the State of Delaware and having a place of business at 745 7th Avenue, New York, New York, 10019 (Fax # (212) 526-0242)

(hereinafter called “Lehman”)

OF THE FIFTH PART

- and -

THE SUBORDINATED LENDERS indicated as such under their respective names on the signature page hereto and listed on Schedule “A” to this Agreement

(hereinafter collectively called the “Subordinated Lenders”)

OF THE SIXTH PART

- and -

SMTC CORPORATION, a corporation incorporated under the laws of the State of Delaware with its chief executive office located at 635 Hood Road, Markham, Ontario, L3R 4N6, (Fax # (905) 479-5326)

OF THE SEVENTH PART

- and -

HTM HOLDINGS, INC., a corporation incorporated under the laws of the State of Delaware with its chief executive office located at 635 Hood Road, Markham, Ontario, L3R 4N6, (Fax # (905) 479-5326)

(hereinafter called “HTM”)

OF THE EIGHTH PART

- and -

SMTC MANUFACTURING CORPORATION OF CALIFORNIA, a corporation incorporated under the laws of the State of California and having a place of business at 2302 Trade Zone Boulevard, San Jose, California, 95131, (Fax# (408) 934-7101)

(hereinafter called “SMTC California”)

OF THE NINTH PART

- and -

SMTC MANUFACTURING CORPORATION OF WISCONSIN, a corporation incorporated under the laws of the State of Wisconsin and having a place of business at 2222 E. Pensar Drive, Appleton, Wisconsin, USA, (Fax# (920) 739-4830)

(hereinafter called “SMTC Wisconsin”)

OF THE TENTH PART

- and -

SMTC MANUFACTURING CORPORATION OF MASSACHUSETTS, a corporation incorporated under the laws of the State of Massachusetts and having a place of business at Franklin Industrial Park, 109 Constitution Boulevard, Unit 160, Franklin, Massachusetts, 02038, (Fax# (508) 520-9351)

(hereinafter called “SMTC Massachusetts”)

OF THE ELEVENTH PART

- and -

SMTC MEX HOLDINGS, INC., a corporation incorporated under the laws of the State of Delaware with its chief executive office located at 635 Hood Road, Markham, Ontario L3R 4N6, (Fax# (905) 479-5326)

(hereinafter called “SMTC Mex”)

OF THE TWELFTH PART

- and -

SMTC MANUFACTURING CORPORATION OF CANADA/SOCIETE DE FABRICATION SMTC DU CANADA, a corporation incorporated under the laws of the Province of Ontario and having a place of business at 635 Hood Road, Markham, Ontario, L3R 4N6, (Fax # (905) 479-5326)

(hereinafter called “SMTC Canada”)

OF THE THIRTEENTH PART

- and -

THE SMTC PARTIES indicated as such under their respective names on the signature page hereto and listed on Schedule “B” to this Agreement

(hereinafter collectively called the “SMTC Parties”)

OF THE FOURTEENTH PART

WHEREAS Congress Canada has agreed, subject to certain conditions, to extend certain credit facilities to SMTC Canada pursuant to the Congress Canadian Loan Agreement and in connection therewith has been granted the Congress Canadian Security;

AND WHEREAS Congress US has agreed, subject to certain conditions, to extend certain credit facilities to the US Borrowers pursuant to the Congress US Loan Agreement and in connection therewith US Collateral Agent has been granted the Congress US Security;

AND WHEREAS the Subordinated Lenders have agreed, subject to certain conditions, to amend and restate the Original Subordinated Credit Facility Agreement with HTM and SMTC Canada and guaranteed by SMTC Corporation pursuant to the Amended Subordinated Credit Facility Agreement and in connection therewith the Subordinated Agents will continue to hold the Subordinated Security subject to the terms of this Agreement;

AND WHEREAS each of the Congress Parties and the Subordinated Parties wish to enter into this Agreement to establish and agree as to, among other things, the relative priorities of the Congress Security and the Subordinated Security and the indebtedness secured thereby;

AND WHEREAS each of the SMTC Parties has agreed it will (and agrees to cause any Obligor to) maintain and deal with its assets in accordance with the provisions hereof.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises, the mutual promises herein contained, and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties hereto), the parties hereto agree as follows:

ARTICLE 1.0 - INTERPRETATION

1.1 All terms used herein which are defined in the PPSA or the UCC, as applicable, shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to any person herein, shall include their respective successors and assigns. The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word “including” when used in this Agreement shall mean “including, without limitation”. References herein to any statute or any provision thereof include such statute or provision as amended, revised, re-enacted, and/or consolidated from time to time and any successor statute thereto. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. Canadian Dollars and the sign “$” mean lawful money of Canada. “US Dollars” and the sign “US$” mean lawful money of the United States of America. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

(a)	“Amended Subordinated Credit Facility Agreement” shall mean the second amended and restated credit agreement dated as of the date hereof between HTM, as borrower, SMTC Corporation, as guarantor, the Subordinated Lenders, the Syndication Agent, the Documentation Agent, and the General Administrative Agent and Collateral Monitoring Agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, pursuant to which the Original Subordinated Credit Facility Agreement has been amended and restated;

(b)	“Bankruptcy Code” shall mean title 11 of the United States Code, 11 U.S.C. 101 et seq. (as in effect from time to time);

(c)	“BIA” shall mean the Bankruptcy and Insolvency Act (Canada);

(d)	“Blockage Notice” shall have the meaning given to such term in Section 3.4;

(e)	“Blockage Period” shall have the meaning given to such term in Section 3.5;

(f)	“Borrowers” shall mean, as the context requires, SMTC Canada under the Congress Canadian Financing Agreements, SMTC California, SMTC Wisconsin, SMTC Massachusetts and SMTC Mex under the Congress US Financing Agreements or HTM under the Subordinated Financing Agreements;

(g)	“Business Day” shall mean a day (other than a Saturday, Sunday or statutory holiday in Ontario, Illinois, New York or North Carolina) on which Congress Canada’s Toronto office, Congress US’ Chicago office, Wachovia Corporation’s office in Chicago and banks in Toronto, Chicago and New York are open for business in the normal course;

(h)	“CCAA” shall mean Companies’ Creditors Arrangement Act (Canada);

(i)	“Collateral” shall mean any and all property, assets and undertaking of the Obligors subject to the Encumbrances evidenced by the Congress Security and the Subordinated Security;

(j)	“Congress Canadian Financing Agreements” shall mean, collectively, the Congress Canadian Loan Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Obligor or any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Congress Canadian Obligations or who is the owner of any property, assets or undertaking which is security for the Congress Canadian Obligations, in connection with the Congress Canadian Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced;

(k)	“Congress Canadian Loan Agreement” shall mean the loan agreement dated the date hereof by and between Congress Canada, as lender and SMTC Canada, as borrower, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced;

(l)	“Congress Canadian Obligations” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any Obligor and any of its affiliates to Congress Canada, or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Congress Canadian Loan Agreement and the other Congress Canadian Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Congress Canadian Loan Agreement or after the commencement of any Proceeding with respect to any Obligor or any of its affiliates (including, the payment of interest and other amounts which would accrue and become due but for the commencement of such proceeding, whether or not such amounts are allowed or allowable in whole or in part in such proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Congress Canada or its affiliates;

(m)	“Congress Canadian Security” shall mean all Encumbrances (whether now existing or created in future) affecting any property, assets and undertaking of any Obligor (whether present or future) and held by Congress Canada and/or the US Collateral Agent to secure the Congress Canadian Obligations or any part thereof;

(n)	“Congress Financing Agreements” shall mean, collectively, the Congress Canadian Financing Agreements and the Congress US Financing Agreements;

(o)	“Congress Loan Agreements” shall mean, collectively, the Congress Canadian Loan Agreement and the Congress US Loan Agreement;

(p)	“Congress Obligations” shall mean, collectively, the Congress Canadian Obligations and the Congress US Obligations;

(q)	“Congress Parties” shall mean, collectively, Congress Canada, Congress US and the US Collateral Agent and “Congress Party” shall mean any one of them individually;

(r)	“Congress Rights” shall have the meaning given to such term in Section 7.3;

(s)	“Congress Security” shall mean, collectively, the Congress Canadian Security and the Congress US Security;

(t)	“Congress US Financing Agreements” shall mean, collectively, the Congress US Loan Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Obligor or any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Congress US Obligations or who is the owner of any property, assets or undertaking which is security for the Congress US Obligations, in connection with the Congress US Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced;

(u)	“Congress US Loan Agreement” shall mean the loan agreement dated the date hereof by and between Congress US, as lender and US Collateral Agent, and the US Borrowers, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced;

(v)	“Congress US Obligations” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any Obligor and any of its affiliates to Congress US, the US Collateral Agent or their respective affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under the Congress US Loan Agreement and the other Congress US Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Congress US Loan Agreement or after the commencement of any Proceeding with respect to any Obligor or any of its affiliates (including, the payment of interest and other amounts which would accrue and become due but for the commencement of such proceeding, whether or not such amounts are allowed or allowable in whole or in part in such proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Congress US, the US Collateral Agent or their respective affiliates;

(w)	“Congress US Security” shall mean all Encumbrances (whether now existing or created in future) affecting any property, assets and undertaking of any Obligor

(whether present or future) and held by US Collateral Agent to secure the Congress US Obligations or any part thereof;

(x)	“Creditors” shall mean, collectively, the Congress Parties and the Subordinated Parties and “Creditor” means any one of them individually;

(y)	“Default” shall mean any event which, with the giving of notice and/or lapse of time and/or a determination being made under the provisions of the Financing Agreements, would constitute an Event of Default;

(z)	“Designated Congress Accounts” shall have the meaning given to such term in Section 7.3;

(aa)	“Documentation Agent” shall mean GECC acting in such capacity pursuant to the terms of the Amended Subordinated Credit Facility Agreement and named as such in the Original Subordinated Credit Facility Agreement;

(bb)	“Encumbrances” shall mean any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, lease, hypothec, levy, execution, seizure, attachment, garnishment, right of distress or other claim in respect of property, assets or undertaking of any nature or kind whatsoever and howsoever arising (whether consensual, statutory or arising by operation of law or otherwise) and includes any bond, debenture or similar instrument issued under a deed of trust or similar instrument which constitutes an encumbrance;

(cc)	“Enforcement Suspension Notice” shall have the meaning given to such term in Section 5.2;

(dd)	“Event of Default” shall mean an Event of Default under and as defined in any Financing Agreements;

(ee)	“Financing Agreements” shall mean, collectively, the Congress Financing Agreements and the Subordinated Financing Agreements;

(ff)	“GAAP” shall mean generally accepted accounting principles in the United States as in effect from time to time as set forth in the opinions and pronouncements of the relevant American public and private accounting boards and institutes which are applicable to the circumstances as of the date of determination consistently applied;

(gg)	“General Administrative Agent and Collateral Monitoring Agent” shall mean Lehman acting in such capacity pursuant to the terms of the Amended Subordinated Credit Facility Agreement and named as such in the Original Subordinated Credit Facility Agreement;

(hh)	“Obligations” shall mean, collectively, the Congress Obligations and the Subordinated Obligations;

(ii)	“Obligors” shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations (as the case may be) and/or who is the owner of any property, assets or undertaking which is security for the Obligations (as the case may be), including for greater certainty, but without limitation, each of the SMTC Parties and “Obligor” shall mean any one of them individually;

(jj)	“Original Subordinated Credit Facility Agreement” shall mean the amended and restated credit and guarantee agreement dated as of July 27, 2000 by and among SMTC Canada, HTM, SMTC Corporation, certain lenders, the Syndication Agent and Canadian Administration Agent, the Documentation Agent, and the General Administrative Agent and Collateral Monitoring Agent;

(kk)	“Permitted Payment” shall have the meaning given to such term in Section 3.4;

(ll)	“Person” or “person” shall mean any individual, sole proprietorship, partnership, limited partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof;

(mm)	“PPSA” shall mean the Personal Property Security Act (Ontario);

(nn)	“Proceeding” shall mean any case or proceeding under the Bankruptcy Code, the BIA or the CCAA, or any similar proceeding, or any other proceeding or event resulting in the reorganization, restructuring, winding up, dissolution, liquidation, or assignment for the benefit of creditors of any Person, its debts or its assets under applicable law, whether voluntary or involuntary, by operation of law or otherwise in any jurisdiction;

(oo)	“Proceedings Plan” shall have the meaning given to such term in Section 7.2;

(pp)	“Purchase Agent” shall have the meaning given to such term in Section 7.3;

(qq)	“Purchase Notice” shall have the meaning given to such term in Section7.3;

(rr)	“Securities” shall mean, collectively, the Congress Security and the Subordinated Security and “Security” means either of them;

(ss)	“Standstill Notice” shall have the meaning given to it in Section 5.2 hereof;

(tt)	“Standstill Period” shall have the meaning given to it in Section 5.2 hereof;

(uu)	“Subordinated Agents” shall mean, collectively, the Syndication Agent, the Documentation Agent, and the General Administrative Agent and Collateral Monitoring Agent and “Subordinated Agent” shall mean any one of them individually;

(vv)	“Subordinated Financing Agreements” shall mean, collectively, the Amended Subordinated Credit Facility Agreement, the Original Subordinated Credit Facility Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Obligor or any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Subordinated Obligations or who is the owner of any property, assets or undertaking which is security for the Subordinated Obligations, in connection with the Amended Subordinated Credit Facility Agreement or the Original Amended Subordinated Credit Facility Agreement, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced;

(ww)	“Subordinated Obligations” shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any Obligor and any of its affiliates to the Subordinated Parties or their respective affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under the Amended Subordinated Credit Facility Agreement, the Original Subordinated Credit Facility Agreement and the other Subordinated Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Amended Subordinated Credit Facility Agreement or after the commencement of any Proceeding with respect to any Obligor or any of its affiliates (including, the payment of interest and other amounts which would accrue and become due but for the commencement of such proceeding, whether or not such amounts are allowed or allowable in whole or in part in such proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by the Subordinated Parties or any of their respective affiliates;

(xx)	“Subordinated Parties” shall mean, collectively, the Subordinated Agents and the Subordinated Lenders and “Subordinated Party” shall mean any one of them individually;

(yy)	“Subordinated Security” shall mean all Encumbrances (whether now existing or created in future) affecting any property, assets and undertaking of any Obligor (whether present or future) and held by the Subordinated Parties to secure the Subordinated Obligations or any part thereof including, for greater certainty, the Texas Security;

(zz)

“Subsidiaries” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person; and

(aaa)	“Syndication Agent” shall mean BNS acting in such capacity pursuant to the terms of the Amended Subordinated Credit Facility Agreement and named as such in the Original Subordinated Credit Facility Agreement;

(bbb)	“Texas Security” shall mean, collectively, the Deed of Trust dated October 3, 2001 by SMTC Manufacturing Corporation of Texas to Scott M. Kobak, Trustee, for the benefit of Lehman filed for record under Travis County Clerk’s File No. 2002033848 and all other Encumbrances which now or may hereafter be granted by SMTC Manufacturing Corporation of Texas in favour of the Subordinated Parties as security for the Subordinated Obligations;

(ccc)	“Texas Realty” shall mean the land and building, including all erections and fixtures now or hereafter constructed or placed on and all accessions and appurtenances thereto, located at Bratton Lane, Texas and described as 20.617 acres of land, more or less, out of the Nelson Merrill Survey No. 70, in Travis County, Texas; Save & Except that certain 0.06 acres conveyed in Deed recorded in Instrument # 2000066374, Official Public Records of Travis County, Texas, said tracts being the same tract conveyed in Deed recorded in Instrument # 2000069674, Official Public Records, Travis County, Texas and owned by SMTC Manufacturing Corporation of Texas;

(ddd)	“Total Excess Availability” shall have the meaning given to such term in the Congress Loan Agreements;

(eee)	“UCC” shall mean the Uniform Commercial Code in effect in the State of New York;

(fff)	“US Borrowers” shall mean, collectively, SMTC California, SMTC Wisconsin, SMTC Massachusetts and SMTC Mex and “US Borrower” shall mean any one of them individually; and

(ggg)	“US Collateral Agent” shall mean Congress US acting as collateral agent for itself and on behalf of Congress Canada pursuant to the Congress US Loan Agreement.

1.2 The division of this Agreement into articles, sections and subsections and the insertion of headings exist only for convenience and shall not affect the construction or interpretation hereof.

1.3 Any reference herein to an interest (including an ownership interest) of an Obligor in any property, assets or undertaking includes any right, title or interest of any nature or kind in or relating to such property, assets or undertaking, including without limitation rights under a lease, conditional sale agreement, title retention agreement or licence.

ARTICLE 2.0 - CONSENT

2.1 Each Creditor hereby consents to the creation, issue, execution, delivery, priority, validity, registration, filing, existence and perfection of the Securities of the other Creditor(s) and agrees (i) that the creation, issue, execution, delivery, registration, filing, existence and perfection of the same shall not constitute an Event of Default and (ii) not to contest, challenge or seek to avoid (or to support any Person that contests, challenges or seeks to avoid) the priority, validity, registration, filing, existence, perfection, extent and enforceability of the Securities.

2.2 Each of the SMTC Parties concurs in and agrees to the terms and provisions of this Agreement and shall (and agrees to cause each Obligor to) maintain and deal with all its property, assets and undertaking (including the Collateral) in accordance with this Agreement.

ARTICLE 3.0 - SUBORDINATION, POSTPONEMENT AND PERMITTED PAYMENTS

3.1 Subject to Sections 3.4, 3.5 and 7.1, the SMTC Parties and the Subordinated Parties hereby covenant and agree that all Subordinated Obligations and all Subordinated Security are hereby deferred, postponed and subordinated in all respects by each of the Subordinated Parties to the prior repayment in full by the Obligors of all the Congress Obligations and the Congress Security.

3.2 Subject to Sections 3.4, 3.5 and 7.1, the SMTC Parties shall not make, and the Subordinated Parties may not accept, payments in respect of the Subordinated Obligations.

3.3 Subject to Sections 3.4, 3.5 and 7.1, if, prior to the indefeasible repayment in full of the Congress Obligations, any of the Subordinated Parties or any person on their behalf shall receive any payment from or distribution of property, assets and undertaking of any Obligor or on account of the Subordinated Obligations, then such Subordinated Party shall, and shall cause such other person to, receive and hold such payment or distribution in trust for the benefit of the Congress Parties and promptly pay the same over or deliver to the Congress Parties in precisely the form received by such Subordinated Party or such other person on its behalf, (except for any necessary endorsement or assignment) and such payment or distribution shall be applied by the Congress Parties to the repayment of the Congress Obligations.

3.4 Notwithstanding Sections 3.1, 3.2 and 3.3, the Borrowers shall be permitted to make payments in respect of the Subordinated Obligations to the Subordinated Lenders on the dates and in the amounts set forth in Schedule “C” hereto (the “Permitted Payments”) on account of and for application to the Subordinated Obligations provided that (i) the Total Excess Availability, as determined by each of Congress Canada and Congress US, would not be less than US$5,000,000 after giving effect to a Permitted Payment; provided, however, and notwithstanding the foregoing, HTM shall be permitted to make the interest payments specified in Part II of Schedule “C” on the dates and in the amounts therein specified if the events specified in Sections 3.4(ii) and/or 3.4(iii) have not occurred or will not occur as a result thereof (ii) no Event of Default has occurred and is continuing or would occur as a result of any Permitted Payment and/or (iii) no Blockage Notice has been received or deemed received as hereinafter provided (the “Permitted Payment Conditions”). Subject to the foregoing sentence, the Subordinated Lenders shall be entitled to receive the Permitted Payments provided the same are, upon receipt, applied toward repayment of the Subordinated Obligations. The Congress

Parties agree to provide written notice to the General Administrative Agent and Collateral Monitoring Agent and the Borrowers of the occurrence of an Event of Default prohibiting the making of Permitted Payments (a “Blockage Notice”). In addition, a Blockage Notice shall be deemed given to, and received by, the General Administrative Agent and Collateral Monitoring Agent and the Borrowers on the same day as a Standstill Notice is received by the Congress Parties. The Borrowers, and for greater certainty all other SMTC Parties, upon receipt (or deemed receipt) of the Blockage Notice, shall be prohibited from making the Permitted Payments and any amounts received by any Subordinated Party from the Borrowers or any other SMTC Parties as a Permitted Payment from and after receipt (or deemed receipt) by any one of the Subordinated Parties of a Blockage Notice shall be received by such Subordinated Party in trust for the Congress Parties and disbursed in accordance with the directions of the Congress Parties. For greater certainty, to the extent all or any portion of a Permitted Payment received by any Subordinated Party is thereafter returned or paid over to a Congress Party in accordance with the provisions of this Section 3.4, such Permitted Payment or portion thereof, as applicable, shall be deemed not to have been received by such Subordinated Party and the Subordinated Obligations shall be reinstated by the amount so returned or paid over.

3.5 Notwithstanding Sections 3.1, 3.2, 3.3 and 3.4, and provided, at such time, (a) no Proceeding shall be pending or under way and/or (b) the Congress Parties shall have not (i) demanded or accelerated the Congress Obligations and/or (ii) taken steps to enforce payment of the Congress Obligations or to enforce the Congress Security or otherwise realize upon the Collateral subject to the Congress Security, the Borrowers shall be entitled to resume making Permitted Payments and the Subordinated Parties shall be entitled to receive the same at the end of the period (the “Blockage Period”) commencing upon the date of receipt (or deemed receipt) of the Blockage Notice and ending on the earlier to occur of:

(i)	180 days from the date of the receipt (or deemed receipt) of a Blockage Notice;

(ii)	the date the applicable Event of Default prohibiting Permitted Payments as set forth in a Blockage Notice is cured or waived by the Congress Parties as evidenced by notice in writing by the Congress Parties to the General Administrative Agent and Collateral Monitoring Agent; and

(iii)	the date upon which the Congress Obligations have been indefeasibly paid in full.

Provided however, and for greater certainty, in the event any of the Congress Parties shall have issued an Enforcement Suspension Notice, the Borrowers shall suspend resumption of Permitted Payments as aforesaid until the date upon which the Congress Obligations have been indefeasibly paid in full.

3.6 For purposes of this Agreement, the aggregate number of days of all Blockage Periods in any 365 day period shall not exceed 180 days; provided, however, and notwithstanding the foregoing, that no Blockage Period shall be less than 90 days in any such 365 day period.

ARTICLE 4.0 - INFORMATION DISCLOSURE

4.1 Each Creditor may, but shall be under no obligation to, provide to the other Creditor(s) from time to time upon request (and at the expense of SMTC Corporation) reasonably detailed information and particulars as to the amounts owing by the applicable Obligors to that Creditor and the performance by the applicable Obligors of its obligations to that Creditor. Each of the SMTC Parties hereby consents to such disclosure.

ARTICLE 5.0 - ENFORCEMENT

5.1 Subject to Section 5.2 and 5.3, each of the Subordinated Parties agrees that it shall not take any steps whatsoever to demand, accelerate or enforce payment of the Subordinated Obligations or to enforce the Subordinated Security (including rights of set-off, commencement of Proceedings, initiating an action, appointing or making application to a court for an order appointing an agent or a receiver or receiver manager or by any other means of enforcement whatsoever) until: (a) the Congress Obligations have been indefeasibly paid in full and the Congress Loan Agreements have been terminated; or (b) each of the Congress Parties has consented to the payment and/or enforcement of the Subordinated Obligations and/or the Subordinated Security (which consent shall be in the sole and absolute discretion of each Congress Party).

5.2 Notwithstanding Section 5.1, upon the occurrence of (i) an Event of Default under the Subordinated Financing Agreements constituting a failure of the SMTC Parties to pay, on a timely basis, any interest, fees or make any Permitted Payment under the Subordinated Financing Agreements, and for so long as such Event of Default is continuing; or (ii) an Event of Default under the Subordinated Financing Agreements constituting a failure to comply with the covenants set forth in Sections 10 and 11 of the Amended Subordinated Credit Facility Agreement, and for so long as such Event of Default is continuing, if, on the date which is 180 days after receipt by Congress Canada and Congress US of a written notice from the General Administrative Agent and Collateral Monitoring Agent of such Event of Default (each, a “Standstill Notice”) (and such 180 day period in each of clauses (i) and (ii) immediately above shall each be a “Standstill Period”), none of the Congress Parties have taken any steps to demand, accelerate or enforce payment of the Congress Obligations or to enforce the Congress Security or realize upon the Collateral subject to the Congress Security, the Subordinated Parties may, at any time after the termination or expiration of a Standstill Period, subject to the terms of Article 3.0, hereof take action in accordance with the rights and remedies under the Subordinated Financing Agreements to enforce the rights of the Subordinated Parties, including issuance of a demand and acceleration in respect of the Subordinated Obligations, provided that the General Administrative Agent and Collateral Monitoring Agent has given Congress Canada and Congress US five (5) Business Days written notice of its intention to take any action. Such notice period of five (5) Business Days may run concurrently with any of the periods referred to in clauses (i) and (ii) immediately above. If, at any time thereafter any of the Congress Parties enforces payment of the Congress Obligations or enforces the Congress Security or realizes upon the Collateral subject to the Congress Security, any of the Congress Parties may, by written notice to the General Administrative Agent and Collateral Monitoring Agent (an “Enforcement Suspension Notice”) require the Subordinated Parties to suspend the exercise of such rights and remedies until the date upon which the Congress Obligations are indefeasibly repaid in full, and the Subordinated Parties agree to act in accordance with such requirement.

5.3 Notwithstanding the terms of Section 5.1, the parties agree that:

(a)	nothing shall preclude any Subordinated Party from filing a proof of claim in connection with any Proceedings in respect of any Obligor; and

(b)	the Subordinated Parties may issue demand and accelerate the payment of the Subordinated Obligations at any time after the Congress Parties have accelerated the payment of the Congress Obligations provided that (i) if the Congress Parties rescind the acceleration made by them, the acceleration of the Subordinated Obligations shall automatically be rescinded if such acceleration of the Subordinated Obligations resulted from a Default or Event of Default under the Subordinated Financing Agreements which resulted from an acceleration of all Congress Obligations pursuant to the Congress Financing Agreements and (ii) other than as provided in (i) immediately above and Section 5.2, the Subordinated Parties shall take no other action nor exercise any other rights or remedies in respect of the Subordinated Obligations to enforce payment thereof nor shall the Subordinated Parties seek to enforce the Subordinated Security or realize upon the Collateral subject to the Subordinated Security.

ARTICLE 6.0 - RIGHTS OF CONGRESS PARTIES

6.1 Each of the Subordinated Parties agrees that:

(a)	each Congress Party, in its absolute discretion and without diminishing the obligations of the Subordinated Parties hereunder, subject to the terms of this Agreement, may grant time or other indulgences to any Obligor and any other person or persons now or hereafter liable to the Congress Parties in respect of the payment of the Congress Obligations, and, subject to the terms of this Agreement, may give up, modify, vary, exchange, renew or abstain from taking advantage of the Congress Security in whole or in part and may discharge part or parts of or accept any composition or arrangements or realize upon the Collateral when and in such manner as the Congress Parties or any authorized officer or agent thereof may think expedient, and in no such case shall the Congress Parties be responsible for any neglect or omission with respect to the Congress Security or any part thereof;

(b)

it shall not be released or exonerated from its obligations hereunder by extension of time periods or any other forbearance whatsoever, whether as to time, performance or otherwise or by any release, discharge, loss or alteration in or dealing with all or any part of the Congress Obligations and/or the Congress Security or by any failure or delay in giving any notice required under this Agreement or under the Congress Obligations or the Congress Security or any part thereof, the waiver by any Congress Party of compliance with any conditions precedent to any advance of funds, or by any modification or alteration of the

Congress Obligations or the Congress Security or any part thereof, or by anything done, suffered or permitted by any Congress Party, or as a result of the method or terms of payment under the Congress Obligations or the Congress Security or any assignment or other transfer of all or any part of the Congress Obligations or the Congress Security or any part thereof;

(c)	each Congress Party shall not be bound to seek or exhaust any recourse against any Obligor or any other person or against the property, assets or undertaking of any Obligor or any other person or against any security, guarantee or indemnity before being entitled to the benefit of the Subordinated Parties’ obligations hereunder and any Congress Party may enforce the various remedies available to it and may realize upon the various security documents, guarantees and indemnities or any part thereof, held by it in such order as such Congress Party may determine appropriate; and

(d)	each Congress Party shall be entitled to advance its own monies as it sees fit in order to preserve or protect the property, assets and undertaking of the Obligors or any part thereof, and all such sums advanced to the extent advanced to preserve and protect the property, assets and undertaking of the Obligors or any part thereof, shall constitute part of the Congress Obligations and shall be secured by the Congress Security.

ARTICLE 7.0 – LIQUIDATION, DISSOLUTION, BANKRUPTCY, ETC.

7.1 In the event of a distribution pursuant to a Proceeding, of all or any part of the property, assets or undertaking of any Obligor, or the proceeds thereof, to creditors of any Obligor or in connection with any composition with creditors or scheme of arrangement to which any Obligor is a party, the Congress Parties shall be entitled to receive payment (including interest accruing to the date of receipt of such payment at the applicable rate whether or not allowed as a claim in any such proceeding) of the Congress Obligations until indefeasibly repaid in full before the Subordinated Parties are entitled to receive any direct or indirect payment or distribution of any cash or other property, assets or undertaking of the Obligors on account of the Subordinated Obligations and each Congress Party shall be entitled to receive directly, for application in payment of such Congress Obligations (to the extent necessary to indefeasibly repay in full all Congress Obligations in full after giving effect to any substantially concurrent payment or distribution to any Congress Party in respect of the Congress Obligations), any payment or distribution of any kind or character, whether in cash or other property, assets or undertaking, which shall be payable or deliverable upon or with respect to the Subordinated Obligations (provided, however, that the Subordinated Parties shall not be deemed to waive their rights to, among other things, notice or “adequate protection” under the Bankruptcy Code or similar rights under applicable law including the PPSA or the UCC), and, in order to implement the foregoing and to more fully give effect to the provisions of Article 3 hereof, but subject to the terms of this Agreement, each of the Subordinated Parties hereby transfers to the Congress Parties all payments, distributions, security (including, for greater certainty, the Texas Security and the Subordinated Parties agree to (i) hold the Texas Security in trust for the benefit of the Congress Parties and (ii) in accordance with the terms of this Agreement, pay over to the Congress Parties all proceeds of realization and/or distribution relating to the Texas Security and/or any collateral subject thereto) and proceeds of any kind or character payable from and after the occurrence of such event in respect of the Subordinated Obligations and all such payments to which any of the Subordinated Parties would be entitled if the Subordinated Obligations were not postponed pursuant to this Agreement shall be made directly to the Congress Parties until the Congress Obligations have been indefeasibly paid in full and the Congress Loan Agreements have been terminated. To the extent any payment of the Congress Obligations (whether by or on behalf of any Obligor, as proceeds of security or enforcement of any right of set-off or otherwise) is declared to be a fraudulent preference or otherwise preferential, set aside or required to be paid to a trustee, receiver or other similar person under any bankruptcy, insolvency, receivership or similar law, then if such payment is recoverable by, or paid over to, such trustee, receiver or other person, the Congress Obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

7.2 In order to enable the Congress Parties to enforce their respective rights hereunder in any Proceedings, upon the failure of any Subordinated Party to make and present on a timely basis a proof of claim against an Obligor or vote in respect of any plan of reorganization or liquidation (a “Proceedings Plan”), within five (5) days prior to any applicable bar date for the filing of such proof of claim or submission of votes in respect of any Proceedings Plan on account of the Subordinated Obligations or other motion or pleading as may be expedient or proper to establish the Subordinated Parties’ entitlement to payment of any Subordinated Obligations (subject to the terms hereof), each Congress Party is hereby irrevocably authorized and empowered by each of the Subordinated Parties (until the Congress Obligations have been indefeasibly paid in full), in its discretion and at the expense of SMTC Corporation, to make and present for and on behalf of the Subordinated Parties and in respect of the Subordinated Obligations, such proofs of claims and to vote in any such Proceedings Plan or other motions or pleadings and to demand, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of the Congress Obligations. Each of the Subordinated Parties hereby covenants and agrees not to exercise any voting right or other privilege that it may have from time to time in any Proceeding in favour of any plan, proposal, compromise, arrangement or similar transaction that would defeat: (i) the right of any Congress Party to receive payments and distributions otherwise payable or deliverable upon or with respect to the Subordinated Obligations so long as any Congress Obligations remains outstanding; or (ii) the obligation of the Subordinated Parties to receive, hold in trust, and pay over to any Congress Party certain payments and distributions as contemplated by this Article 7.0.

7.3

(a)

Upon commencement of any Proceeding, the Subordinated Parties shall, acting through the General Administrative and Collateral Monitoring Agent, (in such capacity the “Purchase Agent”) have the option at any time, upon five (5) Business Days’ prior written notice to Congress Canada (the notice exercising such option being hereinafter referred to as a “Purchase Notice”) to purchase all of the Congress Obligations from Congress Parties and all right, title and interest of the Congress Parties in and to the Congress Financing Agreements (collectively, the “Congress Rights”). Such Purchase Notice from the Purchase

Agent to Congress Canada shall be irrevocable and shall bind all of the Subordinated Parties.

(b)	On the date specified by the Purchase Agent in such Purchase Notice (which shall not be less than five (5) Business Days, nor more than ten (10) Business Days, after the receipt by Congress Canada of the Purchase Notice from the Purchase Agent) the Congress Parties shall sell to the Purchase Agent, and the Purchase Agent shall purchase from the Congress Parties, the Congress Rights; provided, that, the Congress Parties shall retain all rights to be indemnified or held harmless by the Borrowers and the Obligors in accordance with the terms of the Congress Financing Agreements.

(c)	Upon the date of such purchase and sale, the Purchase Agent shall (i) pay to the Congress Parties, in proportion to the Congress Obligations held by the Congress Parties, as the purchase price therefor, the full amount of all the Congress Obligations (in the currency in which the same are then held by the Congress Parties) then outstanding and unpaid (including principal, interest, fees and expenses, attorneys’ fees and legal expenses), (ii) furnish cash collateral in such amounts as the Congress Parties determine is reasonably necessary to secure the Congress Parties in connection with any issued and outstanding letters of credit provided by the Congress Parties (or letters of credit that the Congress Parties have arranged to be provided by third parties pursuant to the financing arrangements with the Borrowers or any Obligor) to the Borrowers or any Obligor (but not in any event in an amount greater than 105% of the aggregate undrawn face amount of such letters of credit), (iii) agree to reimburse the Congress Parties for any loss, cost, damage or expense (including attorneys’ fees and legal expenses) in connection with any commissions, fees, costs or expenses related to any issued and outstanding letters of credit as described above and any checks or other payments provisionally credited to the Congress Obligations, and/or as to which the Congress Parties have not yet received final payment, (iv) agree to reimburse the Congress Parties in respect of indemnification obligations of the Borrowers and any Obligors under the Congress Financing Agreements, to the extent not paid by the Borrowers and/or any Obligor as provided thereunder, and (v) pay to the Congress Parties the early termination fees payable pursuant to Section 12.1(c) of the Congress Loan Agreements. Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to the bank accounts designated by the Congress Parties (the “Designated Congress Accounts”). Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by Purchase Agent to the Designated Congress Accounts are received in the Designated Congress Accounts prior to 12:00 noon, New York time and interest shall be calculated to and including such Business Day if the amounts so paid by the Purchase Agent to the Designated Congress Accounts are received in such Designated Congress Accounts later than 12:00 noon, New York time.

(d)	Such purchase shall be expressly made without representation or warranty of any kind by the Congress Parties as to the Congress Rights or otherwise and without recourse to the Congress Parties other than that, subject to the rights of the Borrowers under or in respect of the Congress Financing Agreements and the assumption and performance by the Purchase Agent of the obligations of the Congress Parties thereunder (i) the Congress Parties have the power and authority to sell their respective interests in the Congress Rights to the Purchase Agent, as hereinbefore provided and (ii) the Congress Parties shall not have sold, transferred, assigned, pledged, charged or otherwise granted a security interest in, the Congress Rights.

ARTICLE 8.0 – GENERAL

8.1 This Agreement shall remain in full force and effect without regard to, and the obligations of the Subordinated Parties hereunder shall not be released or otherwise affected or impaired by:

(a)	any exercise or non-exercise by the Congress Parties of any right, remedy, power or privilege in any of the Congress Financing Agreements;

(b)	any waiver, consent, extension, indulgence or other action, inaction or omission by any Congress Party under or in respect of this Agreement, or any of the Congress Financing Agreements;

(c)	any default by the Subordinated Parties under, any limitation on the liability of the Subordinated Parties or on the method or terms of payment under, or any irregularity or other defect in, any of the Financing Agreements or the Securities;

(d)	the lack of authority or revocation thereof by any party;

(e)	the failure of a Congress Party to file or enforce a claim of any kind;

(f)	any defence based upon an election of remedies by a Congress Party which destroys or otherwise impairs the subrogation rights of the Subordinated Parties or the right of the Subordinated Parties to proceed against an Obligor for reimbursement, or both;

(g)	any merger, consolidation or amalgamation of any of the Subordinated Parties or Obligors into or with any other person or any change in the name, objects or shareholders of any of the Subordinated Parties or Obligors;

(h)	any insolvency, bankruptcy, liquidation, reorganization, arrangement, composition, winding-up, dissolution or similar proceeding involving or affecting any of the Subordinated Parties or the Obligors;

(i)	creation, grant, execution, delivery validity or enforceability of the Securities;

(j)	attachment or perfection of the Encumbrances under the Congress Security and/or the Subordinated Security;

(k)	registration of or in respect of the Congress Security and/or the Subordinated Security or the filing of financing statements or other instruments and documents with respect thereto;

(l)	default in respect of, or crystallization of any Encumbrances under, the Congress Security and/or the Subordinated Security;

(m)	any notice to or demand upon an Obligor or to any other Person (or the failure to give any notice or demand);

(n)	any loan(s), advance or advances of money or money’s worth made to an Obligor; or

(o)	delivery to an Obligor of any property, assets or undertaking subject to the Congress Security and/or the Subordinated Security.

8.2 The Securities shall be Encumbrances upon the assets of the Obligors in the same manner and to the same extent as if they had been executed, delivered, registered and/or filed for the purpose of perfecting the security represented thereby and/or crystallized in the order of the respective priorities as indicated in Section 3.1 hereof. Each Subordinated Party hereby postpones and subordinates for the benefit of, and grants a cession and priority of rank to, each Congress Party and the Encumbrances under the Congress Security, to the extent necessary to give effect to the priorities herein established.

8.3 The Congress Parties and the Subordinated Parties hereby acknowledge and agree that any default by any Obligor in the payment or fulfilment of any of its obligations in respect of the Congress Obligations and/or Congress Security shall constitute a default under the Subordinated Obligations and/or the Subordinated Security and vice versa.

8.4 Each of the SMTC Parties hereby confirms to and agrees with the Creditors that:

(a)	so long as any of the Obligations remains outstanding, it shall (and agrees to cause each Obligor to) stand possessed of its property, assets and undertaking so charged for the Creditors in accordance with their respective interests and priorities as herein set out; and

(b)	none of the provisions of this Agreement create any rights in favour of any Obligor or affect the manner in which any Creditor or any receiver and manager appointed by them over the property, assets and undertaking of any Obligor exercises its rights under the Securities.

8.5 After all Congress Obligations have been indefeasibly paid and satisfied in full, the Subordinated Parties shall be subrogated to the rights of the holders of the Congress Obligations to receive distributions applicable to the Congress Obligations to the extent that distributions otherwise payable to the Subordinated Parties have been applied to the payment of the Congress Obligations. A distribution made under this Agreement to the Congress Parties that would have been made to the Subordinated Parties is not, as between the SMTC Parties and the Subordinated Parties, a payment or distribution in respect of the Subordinated Obligations.

8.6 The parties hereto shall, from time to time and at all times hereafter, upon every reasonable request of any of the Creditors and at the expense of SMTC Corporation, make or do such further acts and things and execute, deliver, register and file such further deeds, documents and assurances as may be necessary in the opinion of such Creditor for more effectively implementing and carrying out the true intent and purpose of this Agreement.

8.7 This Agreement shall constitute a continuing agreement, notwithstanding that an Obligor may not be indebted to a particular Creditor at any time. Nothing herein shall restrict any Congress Party from revising, replacing, amending or supplementing any of the Congress Security, the Congress Financing Agreements or Congress Obligations, or acquiring additional Encumbrances upon any property, assets or undertaking of any Obligor (now or hereafter acquired); provided, however, that the Congress Parties shall not be permitted to:

(a)	increase the interest rates payable under the Congress Financing Agreements by more than three (3%) percent above the highest rate chargeable under the Congress Financing Agreements without the prior written consent of the General Administrative Agent and Collateral Monitoring Agent (such consent not to be unreasonably withheld);

(b)	increase the contractually stated maximum principal amount which may be borrowed by the Borrowers (defined as the US Maximum Credit and Canadian Maximum Credit under the Congress Loan Agreements) (measured on an aggregate basis) to an amount in excess of US$45,000,000 without the prior written consent of the General Administrative Agent and Collateral Monitoring Agent (such consent not to be unreasonably withheld); or

(c)	reduce or extend the respective maturity dates for the payment of the Congress Obligations by six (6) months or more without the prior written consent of the General Administrative Agent and Collateral Monitoring Agent (such consent not to be unreasonably withheld); provided, for greater certainty, that this subparagraph (c) shall not apply to the option of the Congress Parties to extend the Renewal Date (as defined in the Congress Loan Agreements) by one (1) year as provided in the Congress Loan Agreements or restrict the rights and remedies of the Congress Parties pursuant to the Congress Financing Agreements including, without limitation, the right to terminate the Congress Financing Agreements and demand repayment of the Congress Obligations in accordance with the terms thereof nor shall the same be deemed to apply or extend to any voluntary prepayment of the Congress Obligations by any of the Borrowers in accordance with the terms of the Congress Loan Agreements.

The Subordinated Parties shall not revise, replace, amend or supplement any of the Subordinated Security, the Subordinated Financing Agreements or Subordinated Obligations or acquire additional Encumbrances upon any property, assets or undertaking of any Obligor (now or hereafter acquired) without the prior written consent of each of the Congress Parties (which consent shall not be unreasonably withheld).

8.8 The parties hereto agree that:

(a)	each Creditor shall be responsible for maintaining its respective Security;

(b)	subsequent to the execution of this Agreement, they shall cooperate in the preparation, execution, delivery, filing and/or registration of such notices or other documentation in all places as may be necessary to give effect to this Agreement and further agree that notwithstanding the execution, filing and/or registration of such notices or documentation, the terms of this Agreement shall govern and without limiting the generality of the foregoing, the failure to complete any such filings and/or registrations shall not affect, prejudice or detract from the rights of the Creditors as established by this Agreement;

(c)	except as expressly provided in this Agreement, and except for each Creditor’s obligation to provide an accounting to the other Creditor and its obligation to act in a prudent and commercially reasonable manner in respect of any realization or enforcement of its Security in accordance with applicable law, no Creditor owes any duty of care to any other with respect to the administration of or in respect of its dealings with any Obligor in connection with the Obligations and/or the Securities;

(d)	the Creditors shall not be responsible for ensuring or compelling performance by any Obligor of any covenant in the Securities, nor shall the Creditors be responsible for verifying the compliance by any Obligor with any covenant or the accuracy of any warranty contained in the Securities;

(e)	the failure by a Creditor to take action under the terms of its Security or to supervise the compliance by any Obligor with the terms of its Security shall not prejudice or otherwise affect its rights under this Agreement; and

(f)	provided all of the Congress Obligations shall have been indefeasibly paid and satisfied in full, the Congress Parties shall, at the expense of the Subordinated Parties and provided Congress shall have received from the Subordinated Parties an indemnity agreement in form and substance satisfactory to Congress, acting reasonably, turn over to the Subordinated Parties any Collateral in possession of the Congress Parties and that the Congress Parties shall, without any liability or obligation to the Subordinated Parties in respect thereof, be deemed to hold such Collateral on behalf of the Subordinated Parties to the extent only that possession of such Collateral is required to maintain perfection of the Subordinated Parties’ Security under applicable law.

8.9 No provision of this Agreement shall be construed as obligating any Creditor to advance any monies or otherwise extend credit to any Obligor at any time, whether such amounts are to be used by such Obligor to pay all or any part of the indebtedness to any other Creditor or otherwise.

8.10 Subject to the terms of this Agreement, nothing contained in this Agreement is intended to or shall impair the obligations of each of the Obligors to pay its indebtedness to the Creditors, including the principal thereof and the interest and costs, if any, thereon as and when the same shall become due and payable in accordance with the terms applicable thereto nor shall anything in this Agreement limit or in any way restrict or prevent any Creditor from demanding payment in full of the indebtedness of any Obligor to it or otherwise to accelerate the payment thereof.

8.11 The parties hereto will not contest or dispute the deferment, subordination and postponement established herein notwithstanding any real or apparent defect or invalidity of the Securities, subject to the terms and conditions of this Agreement.

8.12 If any third party shall have a valid claim to the proceeds of any of the property, assets or undertaking of the Obligors in priority to or on a parity with one of the Creditors but not in priority to or on a parity with another Creditor, then this Agreement shall not apply so as to diminish the rights (as such rights would have been but for the provisions of this Agreement) of such other Creditor against any such third party to the proceeds of disposition of such property or assets.

8.13 Nothing herein contained shall be construed as creating between the Creditors a partnership, joint venture or other joint association.

8.14 All notices, requests, demands and other communications hereunder shall be in writing: (a) made to (i) Congress Canada and Congress US at its address set forth above for Congress Canada and to the attention of Mr. Harry Rosenfeld, Senior Vice President and Portfolio Manager; (ii) the Subordinated Parties in care of the General Administrative Agent and Collateral Monitoring Agent at the address set forth above and to the attention of Mr. Frank Turner, Senior Vice-President; (iii) to any of the SMTC Parties at the address of SMTC Corporation set forth above and to the attention of the Chief Financial Officer; or (iv) such other address as any of the parties hereto may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending.

8.15 This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof between any of the parties hereto and represents the entire transaction between the parties with respect thereto. Except as expressly set out herein, there are no representations, warranties or conditions, written or oral, express or implied, statutory or otherwise, concerning the subject matter hereof. No party hereto has relied on any express or implied representation, written or oral, of any person as an inducement to enter into this Agreement.

8.16 Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by instrument in writing, signed by the parties hereto or by the party against whom enforcement of the change, waiver, discharge or termination is sought. No consent of any Obligor shall be necessary to any amendment to the terms hereof by the Creditors.

8.17 No act or omission by any party hereto in any manner whatever shall extend to or be taken to affect any provision hereof or any subsequent breach or default or the rights resulting therefrom save only express waiver in writing.

8.18 Nothing contained in this Agreement shall be construed as conferring any rights or benefits of any kind whatsoever upon any Obligor or any person who is not a party to this Agreement, or as modifying any other agreement between the Creditors or any of them and the Obligors, and the Obligors shall not be entitled to enforce any provision of this Agreement.

8.19 Time shall be in all respects the essence hereof.

8.20 Any provision of this Agreement which is invalid or unenforceable under the laws of any jurisdiction in which this Agreement is sought to be enforced shall, as to such jurisdiction and to the extent such provision is invalid or unenforceable, be deemed severable and shall not affect any other provision of this Agreement.

8.21 This Agreement has been made in the State of New York and shall be construed, interpreted and performed in accordance with the laws of the State of New York and the laws of the United States applicable therein and shall in all respects be treated as a New York contract.

8.22 This Agreement shall terminate only upon the indefeasible repayment in full of the Congress Obligations and the termination of the Congress Loan Agreements.

8.23 Each of the SMTC Parties hereby acknowledge receipt of a copy of this Agreement and accept and further agree with the Creditors to give effect (and cause each Obligor to give effect) to all of the provisions of this Agreement.

8.24 Each of the Subordinated Parties covenants and agrees to, after the occurrence of an Event of Default and upon the request of any Congress Party after commencement by the Congress Parties of the exercise of their respective remedies or of enforcement proceedings, release and discharge any and all liens relating to the Subordinated Security upon request of such Congress Party in order to permit the sale or other realization of the Collateral to repay and/or satisfy the Congress Obligations to give effect to the terms of this Agreement and, subject to the obligation of such Congress Party, at law, to provide an accounting to the Subordinated Parties in respect of the proceeds realized from the enforcement by such Congress Party of the Congress Security to the extent applied in repayment or satisfaction of the Congress Obligations. Should any of the Subordinated Parties fail to comply with its covenant contained herein, such Subordinated Party irrevocably designates and appoints each Congress Party (and all persons designated by such Congress Party) as such Subordinated Party’s true and lawful attorney in fact, and authorizes each Congress Party, in such Subordinate Party’s or applicable Congress Party’s name, to do all acts and things which are necessary, in such Congress Party’s determination, to fulfill such Subordinated Party’s obligations under this Section 8.24.

8.25 This Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of such counterparts taken together shall be deemed to constitute one and the same agreement.

8.26

(a)

This Agreement is binding upon each of the Congress Parties and the Subordinated Parties and each Obligor and their respective successors and assigns and, subject to subsection subparagraph (b) immediately below, shall enure to the benefit of each of the Congress Parties, the Subordinated Parties and the Obligors, and their respective successors and permitted assigns.

(b)	The Subordinated Parties shall be entitled to sell, assign, transfer or encumber all or any part of its rights and obligations under this Agreement or in respect of the Subordinated Obligations or the Subordinated Security provided that upon entering into such sale, assignment or transfer, the proposed assignee or transferee, as applicable, pursuant to a written agreement or executed form of “assignment and acceptance” acknowledges and assumes the obligations and covenants of the Subordinated Parties under this Agreement and agrees to be bound by the terms hereof in effect as of the date of such sale, assignment or transfer.

8.27 It is the express wish of the parties hereto that this Agreement and any related documents be drawn up and executed in English. Les parties conviennent que la présente convention et tous les documents s’y rattachant soient rédigés et signés en anglais.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date and year first written above.

CONGRESS FINANCIAL CORPORATION (CANADA), as lender

Per:	/s/ Carmela Massari
	Name:	Carmela Massari
	Title:	VP, Loan Officer

CONGRESS FINANCIAL CORPORATION (CENTRAL), as lender and US Collateral Agent

Per:	/s/ Carmela Massari
	Name:	Carmela Massari
	Title:	VP, Loan Officer

THE BANK OF NOVA SCOTIA, as Syndication Agent and Subordinated Lender

Per:	/s/ D. N. Gillespie
	Name:	D. N. Gillespie
	Title:	Managing Director

GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent and Subordinated Lender

Per:	/s/ Kathleen M. Bird
	Name:	Kathleen M. Bird
	Title:	Vice President

LEHMAN COMMERCIAL PAPER INC., as General Administrative Agent and Collateral Monitoring Agent and Subordinated Lender

Per:	/s/ Frank P. Turner
	Name:	Frank P. Turner
	Title:	Vice President

IBM CREDIT CORPORATION, as Subordinated Lender

Per:	/s/ Ben Nikolaevsky
	Name:	Ben Nikolaevsky
	Title:	Manager, Capital Markets &
Business Development

SPCP Group, L.L.C., as Subordinated Lender

Per:	/s/ Edward Mule
	Name:	Edward Mule
	Title:	Principal

AMMC CDO I, LIMITED, as Subordinated Lender

Per:	/s/ David P. Meyer
	Name:	David P. Meyer
	Title:	Vice President

AMMC CDO II, LIMITED, as Subordinated Lender

Per:	/s/ David P. Meyer
	Name:	David P. Meyer
	Title:	Vice President

SMTC CORPORATION

Per:	/s/ John Caldwell
	Name:	John Caldwell
	Title:	Authorized Signatory

HTM HOLDINGS, INC.

Per:	/s/ John Caldwell
	Name:	John Caldwell
	Title:	Authorized Signatory

SMTC MANUFACTURING CORPORATION OF CALIFORNIA

Per:	/s/ John Caldwell
	Name:	John Caldwell
	Title:	Authorized Signatory

SMTC MANUFACTURING CORPORATION OF WISCONSIN

Per:	/s/ John Caldwell
	Name:	John Caldwell
	Title:	Authorized Signatory

SMTC MANUFACTURING CORPORATION OF MASSACHUSETTS

Per:	/s/ John Caldwell
	Name:	John Caldwell
	Title:	Authorized Signatory

SMTC MEX HOLDINGS, INC.

Per:	/s/ John Caldwell
	Name:	John Caldwell
	Title:	Authorized Signatory

SMTC MANUFACTURING CORPORATION OF CANADA/SOCIETE DE FABRICATION SMTC DU CANADA

Per:	/s/ John Caldwell
	Name:	John Caldwell
	Title:	Authorized Signatory

SMTC MANUFACTURING CORPORATION OF TEXAS

Per:	/s/ John Caldwell
	Name:	John Caldwell
	Title:	Authorized Signatory

SMTC MANUFACTURING CORPORATION OF NORTH CAROLINA

Per:	/s/ John Caldwell
	Name:	John Caldwell
	Title:	Authorized Signatory

SMTC DE CHIHUAHUA, S.A. DE C.V.

Per:	/s/ Philip Woodard
	Name:	Philip Woodard
	Title:	Authorized Signatory

RADIO COMPONENTES DE MEXICO S.A. DE C.V.

Per:	/s/ Philip Woodard
	Name:	Philip Woodard
	Title:	Authorized Signatory

SMTC NOVA SCOTIA COMPANY

Per:	/s/ John Caldwell
	Name:	John Caldwell
	Title:	Authorized Signatory

940862 ONTARIO INC.

Per:	/s/ John Caldwell
	Name:	John Caldwell
	Title:	Authorized Signatory